Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

Term Sheet	Date Prepared: August 2, 2006

Citigroup Mortgage Loan Trust Asset-Backed Certificates,

Series 2006-HE2

Approximate Total Offered Size: $[387,660,000]
Citigroup Global Markets Realty Corp.
Seller
Ameriquest Mortgage Company
Wells Fargo Bank N.A.
JPMorgan Chase Bank National Association
Servicer
Citigroup Mortgage Loan Trust, Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class	Coupons	Ratings (S&P/DBRS/Moodys)			WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-2A	$157,295,000	FLT/SR/SEQ	(2)	AAA	AAA	Aaa	1.00 / 1.00	1 - 22 / 1 - 22
Class A-2B	$29,554,000	FLT/SR/SEQ	(2)	AAA	AAA	Aaa	2.00 / 2.00	22 - 27 / 22 - 27
Class A-2C	$48,514,000	FLT/SR/SEQ	(2)	AAA	AAA	Aaa	3.00 / 3.00	27 - 68 / 27 - 68
Class A-2D	$19,805,000	FLT/SR/SEQ	(2)	AAA	AAA	Aaa	5.81 / 8.11	68 - 70 / 68 - 168
Class M-1	$27,235,000	Floating / Mezz	(2)	AA+	AA (high)	Aa1	4.83 / 5.30	50 - 70 / 50 - 140
Class M-2	$25,394,000	Floating / Mezz	(2)	AA	AA	Aa2	4.53 / 4.98	46 - 70 / 46 - 134
Class M-3	$15,457,000	Floating / Mezz	(2)	AA-	AA (low)	Aa3	4.38 / 4.82	44 - 70 / 44 - 126
Class M-4	$12,881,000	Floating / Mezz	(2)	A+	A (high)	A1	4.30 / 4.72	42 - 70 / 42 - 121
Class M-5	$12,881,000	Floating / Mezz	(2)	A	A	A2	4.24 / 4.64	41 - 70 / 41 - 116
Class M-6	$11,777,000	Floating / Mezz	(2)	A-	A	A3	4.20 / 4.56	40 - 70 / 40 - 110
Class M-7	$9,937,000	Floating / Mezz	(2)	BBB+	BBB (high)	Baa1	4.16 / 4.49	39 - 70 / 39 - 104
Class M-8	$7,361,000	Floating / Mezz	(2)	BBB	BBB (high)	Baa2	4.14 / 4.42	39 - 70 / 39 - 97
Class M-9	$9,569,000	Floating / Mezz	(2)	BBB-	BBB	Baa3	4.11 / 4.32	38 - 70 / 38 - 91
NON-OFFERED CERTIFICATES
Class A-1	$322,645,000	FLT/SR	(2)	AAA	AAA	Aaa
Class M-10	$9,201,000	Floating / Mezz	(2)	BB+	BB (high)	Ba1

(1)	Certificate sizes are subject to change (+/- 10%)
(2)
The Class A Certificates will bear interest at variable rates, and their respective margins will increase by [2x] on the Distribution Date following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by [1.5x] on the Distribution Date following the Optional Termination Date

(3)	Based on Pricing Prepayment Assumption

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[August 4, 2006]
Rating Agencies:	S&P / DBRS / Moody’s	Expected Settlement Date:	August 30, 2006
Trustee:	[U.S. Bank, N.A.]	Trust Administrator	Citibank N.A.

Citigroup Global Markets Inc.

The information, models and/or assumptions contained herein (the “Information”) is for informational purposes only. The Information is preliminary, subject to change or modification without notice, and may be incomplete or condensed. The Information constitutes a judgment only as of the dates specified. No representation or warranty is made as to the accuracy, completeness or reasonableness of the Information. The Information supersedes any prior information. The Information will be superseded in its entirety by the final offering document. Any investment decision should be based only upon the information in the final offering document. No sale of the securities may be consummated unless preceded or accompanied by the final offering document. The Information is not an offer to enter into any transaction, or a commitment to enter into any transaction. All analyses are based on certain assumptions and different assumptions could yield substantially different results. The Information may not reflect actual conditions. You are cautioned that there is no universally accepted method for analyzing financial instruments. The results obtained through the use of a model are highly dependent upon the value of the given inputs and, consequently, a model and any results derived therefrom may not predict actual results. There is no guarantee of any actual result. Citigroup Global Markets Inc. or its affiliates (together, “CGM”) or their officers, directors, analysts or employees may have positions in the securities or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities or derivative instruments. In addition, CGM may make a market in the securities. CGM is not acting as your advisor or agent. The decision to adopt any strategy remains your responsibility. Therefore, prior to entering into any transaction, you should determine, without reliance upon CGM or its affiliates, the economic risks and merits, as well as the legal, tax and accounting characterizations and consequences of the transaction, and independently determine that you are able to assume these risks. In this regard, by acceptance of these materials, you acknowledge that you have been advised that (a) CGM is not in the business of providing legal, tax or accounting advice, (b) you understand that there may be legal, tax or accounting risks associated with the transaction, (c) you should receive legal, tax and accounting advice from advisors with appropriate expertise to assess relevant risks, and (d) you should apprise senior management in your organization as to the legal, tax and accounting advice (and, if applicable, risks) associated with this transaction and CGM's disclaimers as to these matters.

For Further Information:

Mortgage Finance Perry De Felice (212) 723-1153 Michael Murai (212) 723-1256 Kapil Dargan (212) 723-6195	MBS Trading Eliot Rubenzahl (212) 723-6325 Philip Seares (212) 723-6325 Ted Counihan (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Tai Wu (212) 723-5859 Noel Doromal (212) 723-9026

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2006-HE2

Offered Certificates:
Approximately $255,168,000 senior floating-rate Certificates (the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) and approximately $132,492,000 mezzanine floating-rate Certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates).

Non-Offered Certificates:	Class A-1, Class M-10, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	The Group I and the Group II Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, and Class M-10 Certificates
Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates which evidence interests in the Group II Mortgage Loans.
Seller:	Citigroup Global Markets Realty Corp.

Originators:	Ameriquest Mortgage Company (60.32%), QuickLoan Funding (12.08%), National City Mortgage (9.59%), Mandalay Mortgage (9.90%), MortgageIT (8.11%)

Servicers:
Ameriquest Mortgage Company for all of the mortgage loans originated by Ameriquest Mortgage Company and Mandalay Mortgage as well as approximately 45.58% of the mortgage loans originated by QuickLoan Funding

Ameriquest Mortgage Company currently has a Servicer Quality rating of SQ2+ by Moodys, a rating of strong by S & P and a rating of RPS2+ by Fitch as a Primary Servicer of subprime residential mortgage loans

JPMorgan Chase Bank National Association, for approximately 54.42% of the mortgage loans originated by QuickLoan Funding.
JPMorgan Chase Bank N.A currently has a Servicer Quality rating of SQ1 by Moodys, a rating of strong by S & P and a rating of RPS1 by Fitch as a Primary Servicer of subprime residential mortgage loans

Wells Fargo Bank N.A. for the mortgage loans originated by National City Mortgage and Mortgage IT
Wells Fargo Bank N.A. currently has a Servicer Quality rating of SQ1 by Moodys, a rating of strong by S & P and a rating of RPS1 by Fitch as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	U.S. Bank, N.A.

Cap Provider:	TBD

Collateral:
4,373 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $736,068,317. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 2,722 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $411,012,969 with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 1,651 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $325,055,349 with principal balances at origination that may or may not conform to principal balance limits of Freddie Mac.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about August 30, 2006

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing September 25, 2006

Cut-off Date:	August 1, 2006

Payment Delay:	The Offered Certificates have a 0 day delay

Day Count:	The Offered Certificates are Actual/360

Administrative Fee Rate:	Sum of the Servicing Fee, Trustee Fee and Credit Risk Manager Fee equal to 0.520% per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be August 2036.

SMMEA Eligibility:	All Offered Certificates will NOT be SMMEA eligible.

ERISA Eligibility:	All Offered Certificates may be ERISA eligible.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Pricing Prepayment Assumption:
Fixed-Rate Mortgage Loans: 4.0% CPR building to 23.0% CPR during months 1 to 12 and 23.0% CPR thereafter.

Adjustable-Rate Mortgage Loans with 2 years and shorter Fixed Rate Period: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

Adjustable-Rate Mortgage Loans with 3 years and longer Fixed Rate Period: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Pass-Through Rate:
➢ The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
• (1) the Formula Rate
• (2) the related Net WAC Cap for that Distribution Date
➢ The Formula Rate for the Class A and Class M Certificates is as follows:
•      On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the Maximum Cap Rate.
•      After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the Maximum Cap Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event is in effect, the Class A Certificates will receive ALL of the principal collected on the related mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 43.00% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal payments prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate principal balance of the Class A Certificates is reduced to zero.
Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
For any Distribution Date, the Maximum Cap Rate will equal the weighted average Maximum Net Mortgage Rates of the adjustable rate Mortgage Loans (or Net Mortgage Rate of the fixed rate mortgage loans) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the outstanding principal balance of the mortage loans. The Maximum Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

STRUCTURE SUMMARY

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)        the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)      the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)        the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)       the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)      the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and M Certificateholders are entitled, to the extent of funds available, to:
➢ Outstanding principal balance of the Class A and Class M Certificates
➢ Current interest accrued on such balance at the related Pass-Through Rate
➢ Interest previously earned but not paid (if any)
➢ LIBOR Carryover Amount (if any)

Group I Net WAC Cap:
For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group I Mortgage Loans. The Group I Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group II Net WAC Cap:
For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group II Mortgage Loans. The Group II Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Class M Net WAC Cap:
For any Distribution Date and the Class M Certificates, the Class M Net WAC Cap will equal the weighted average Net Mortgage Rates of the Mortgage Loans in each Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates. The Class M Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

STRUCTURE SUMMARY

LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x)   the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y)   interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Cap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x) the sum of:
(i) the aggregate Certificate Principal Balance of the Class M Certificates, and
    (ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Master Servicer, the Trustee, or Credit Risk Managers of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order build to or maintain the Targeted Overcollateralization Amount minus any Overcollateralization Release Amount.

STRUCTURE SUMMARY

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 57.00% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 57.00% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates, second to the Class A-2B Certificates, third to the Class A-2C Certificates and fourth to the Class A-2D Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Group I Certificates, Group II Certificates, and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates occurring in September 2006 through and including July 2011 equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) [5.60]% and (b) the notional balance for such Distribution Date as set forth on page 17 herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.

STRUCTURE SUMMARY

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.    To pay interest on the Class A Certificates (with regard to the Group II Certificates, on a pro-rata basis based on the entitlement of such class) including any accrued unpaid interest from a prior Distribution Date from interest received from the related loan group, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.     Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Ditribution Amount will be distributed as follows:
a)    To pay the Group I Principal Distribution Amounts to the Group I Certificates and to pay the Group II Principal Distribution Amounts to the Group II Certificates, until each such class is reduced to zero. Principal paid to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B, A-2C and A-2D Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated Loan Group.
b)    To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.     On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a) To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, until each such class has been reduced to zero. Principal paid to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B, A-2C and A-2D Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Group I or Group II Certificates an amount up to the unpaid Group I or Group II Principal Distribution Amount as applicable.`
b)    To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.
4.     From Excess Interest, if any, to cover current losses
5.     From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary and included in the Principal Distribution Amounts:
6.     From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7.     From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8.    From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)            to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)           sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
9.     From the cash received from the cap agreement to cover interest carry forward amounts on the Class A Certificates.
10.   To pay the cash received from the cap agreement in the same priority as clauses (4) to (8) above.
11.   To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
12.   To the holders of the Class R Certificates, any remaining amounts.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
    (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its   initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

(ii)       if the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [37.20]% of the Senior Enhancement Percentage.

Distribution Date Percentage	Percentage
September 2008 through August 2009	[1.60]%
September 2009 through August 2010	[3.60]%
September 2010 through August 2011	[5.65]%
September 2011 through August 2012	[7.30%
September 2012 and thereafter	[8.20]%

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and Mortgage Loans in bankruptcy which are delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

CREDIT ENHANCEMENT Summary

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination

Initial Credit Support*		On or After Stepdown Date*
Class	Percentage**	Class	Percentage**
A	21.50%	A	43.00%
M-1	17.80%	M-1	35.60%
M-2	14.35%	M-2	28.70%
M-3	12.25%	M-3	24.50%
M-4	10.50%	M-4	21.00%
M-5	8.75%	M-5	17.50%
M-6	7.15%	M-6	14.30%
M-7	5.80%	M-7	11.60%
M-8	4.80%	M-8	9.60%
M-9	3.50%	M-9	7.00%
M-10	2.25%	M-10	4.50%

* Includes Overcollateralization
**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)    the Targeted Overcollateralization Amount for such Distribution Date over
(y)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)    the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

CREDIT ENHANCEMENT SUMMARY

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 2.25% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 4.50% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢ First to reduce the Excess Interest and overcollateralization amount
➢ Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢ In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:
Each Servicer is obligated to offset any related Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Group I Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.21	23.11	38	10.00	21.08
2	7.98	21.86	39	9.82	21.54
3	7.73	21.58	40	10.14	22.04
4	7.99	21.82	41	9.81	21.73
5	7.73	21.54	42	9.80	21.71
6	7.73	21.51	43	10.84	22.87
7	8.56	22.31	44	9.79	21.68
8	7.73	21.44	45	10.15	22.48
9	7.98	21.64	46	9.82	22.07
10	7.73	21.32	47	10.14	22.43
11	7.98	21.50	48	9.80	22.01
12	7.73	21.15	49	9.79	21.99
13	7.73	21.04	50	10.11	22.34
14	7.99	21.19	51	9.78	22.10
15	7.74	20.79	52	10.09	22.45
16	8.01	20.93	53	9.76	22.03
17	7.83	20.53	54	9.75	21.99
18	7.88	20.37	55	10.79	23.19
19	8.48	20.75	56	9.73	21.92
20	7.98	20.17	57	10.06	22.48
21	8.89	21.00	58	9.72	22.05
22	8.65	20.69	59	10.04	22.40
23	9.20	21.16	60	9.71	21.97
24	8.90	20.78	61	9.70	21.92
25	8.89	20.58	62	10.01	22.27
26	9.19	20.67	63	9.68	11.62
27	9.03	20.34	64	9.99	11.99
28	9.35	20.46	65	9.66	11.59
29	9.14	20.08	66	9.65	11.57
30	9.14	19.95	67	10.31	12.35
31	10.14	20.85	68	9.63	11.53
32	9.19	19.84	69	9.94	11.90
33	9.98	20.83	70	9.61	11.50
34	9.66	20.47
35	10.01	20.88
36	9.68	20.49
37	9.68	20.38

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at [5.43]% and [5.51]% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.94	22.84	38	10.12	21.33
2	7.75	21.63	39	9.90	21.67
3	7.50	21.35	40	10.22	22.18
4	7.75	21.58	41	9.89	21.91
5	7.50	21.31	42	9.89	21.89
6	7.50	21.29	43	10.94	23.06
7	8.31	22.07	44	9.88	21.86
8	7.51	21.22	45	10.25	22.55
9	7.76	21.42	46	9.91	22.14
10	7.51	21.10	47	10.24	22.51
11	7.76	21.27	48	9.90	22.09
12	7.51	20.93	49	9.90	22.06
13	7.51	20.82	50	10.22	22.42
14	7.78	20.98	51	9.88	22.13
15	7.56	20.61	52	10.20	22.48
16	7.84	20.76	53	9.87	22.06
17	7.83	20.53	54	9.86	22.03
18	7.94	20.44	55	10.91	23.23
19	8.55	20.83	56	9.85	21.96
20	8.06	20.27	57	10.18	22.47
21	8.83	20.96	58	9.85	22.05
22	8.63	20.69	59	10.17	22.40
23	9.34	21.32	60	9.84	21.97
24	9.04	20.96	61	9.83	21.93
25	9.03	20.76	62	10.15	22.28
26	9.34	20.87	63	9.81	11.63
27	9.15	20.47	64	10.13	12.01
28	9.49	20.62	65	9.80	11.61
29	9.35	20.33	66	9.79	11.59
30	9.35	20.22	67	10.46	12.38
31	10.36	21.15	68	9.78	11.56
32	9.39	20.12	69	10.10	11.93
33	10.06	20.95	70	9.76	11.53
34	9.75	20.59
35	10.12	21.10
36	9.80	20.73
37	9.79	20.62

Assumptions:
1)	Assumes 1mLIBOR and 6mLIBOR stays at [5.43]% and [5.51]% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
3)	Includes cash from Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.09	22.99	41	9.85	21.81
2	7.88	21.76	42	9.84	21.79
3	7.63	21.48	43	10.89	22.96
4	7.88	21.71	44	9.83	21.76
5	7.63	21.44	45	10.20	22.51
6	7.63	21.41	46	9.86	22.10
7	8.45	22.21	47	10.18	22.46
8	7.63	21.34	48	9.85	22.05
9	7.88	21.54	49	9.84	22.02
10	7.63	21.22	50	10.16	22.37
11	7.88	21.40	51	9.82	22.11
12	7.63	21.05	52	10.14	22.46
13	7.63	20.94	53	9.81	22.04
14	7.90	21.09	54	9.80	22.01
15	7.66	20.71	55	10.84	23.21
16	7.94	20.86	56	9.78	21.94
17	7.83	20.53	57	10.11	22.47
18	7.91	20.40	58	9.78	22.05
19	8.51	20.79	59	10.10	22.40
20	8.01	20.22	60	9.76	21.97
21	8.86	20.98	61	9.75	21.93
22	8.65	20.69	62	10.07	22.27
23	9.27	21.23	63	9.74	11.63
24	8.96	20.86	64	10.05	12.00
25	8.95	20.66	65	9.72	11.60
26	9.26	20.76	66	9.71	11.58
27	9.09	20.40	67	10.37	12.36
28	9.41	20.53	68	9.70	11.55
29	9.23	20.19	69	10.01	11.91
30	9.23	20.07	70	9.68	11.51
31	10.24	20.98
32	9.28	19.96
33	10.02	20.88
34	9.70	20.52
35	10.06	20.98
36	9.73	20.60
37	9.73	20.48
38	10.05	21.19
39	9.85	21.59
40	10.17	22.10

Assumptions:
1)	Assumes 1mLIBOR and 6mLIBOR stays at [5.43]% and [5.51]% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
3)	Includes cash from Cap Agreement.

Cap Agreement Schedule

Cap Agreement Schedule, Strike= [5.60]% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	710,305,000.00	33	184,760,159.95
2	700,586,888.20	34	176,198,051.45
3	689,222,207.93	35	168,037,664.78
4	676,497,433.30	36	160,283,253.78
5	662,450,704.96	37	152,914,551.47
6	646,932,138.33	38	152,914,551.47
7	630,468,466.61	39	152,914,551.47
8	612,096,614.87	40	149,712,408.40
9	592,957,565.77	41	144,620,121.11
10	573,406,888.18	42	139,701,651.08
11	553,884,661.77	43	134,950,979.36
12	534,427,914.97	44	130,362,356.35
13	514,735,657.44	45	125,930,250.73
14	495,350,605.15	46	121,649,926.90
15	475,655,994.64	47	117,515,535.81
16	455,851,530.38	48	113,522,094.13
17	433,355,497.58	49	109,664,755.58
18	411,478,579.67	50	105,938,838.59
19	389,684,314.31	51	102,339,815.68
20	368,911,894.84	52	98,863,479.57
21	349,094,222.21	53	95,505,459.32
22	329,690,806.65	54	92,260,299.03
23	311,283,264.33	55	89,124,607.67
24	294,283,824.39	56	86,095,175.35
25	278,395,970.15	57	83,168,802.19
26	263,505,433.36	58	80,336,484.24
27	248,097,255.84	59	77,600,334.76
28	235,561,072.04	60	74,956,180.53
29	223,820,654.71	61	72,402,145.14
30	213,315,709.33	62	69,935,256.26
31	203,339,409.65
32	193,825,477.95

Sensitivity Analysis - To Maturity

Percent of Prepay Assumption	50%	100%	150%	200%

Class A-1
WAL
Principal Window
Principal Window End Date

Class A-2A
WAL	1.78	1.00	0.71	0.54
Principal Window	1 - 44	1 - 22	1 - 16	1 - 12
Principal Window End Date	Apr10	Jun08	Dec07	Aug07

Class A-2B
WAL	4.45	2.00	1.46	1.11
Principal Window	44 - 66	22 - 27	16 - 19	12 - 15
Principal Window End Date	Feb12	Nov08	Mar08	Nov07

Class A-2C
WAL	8.09	3.00	1.75	1.42
Principal Window	66 - 144	27 - 68	19 - 24	15 - 20
Principal Window End Date	Aug18	Apr12	Aug08	Apr08

Class A-2D
WAL	16.21	8.11	2.14	1.73
Principal Window	144 - 299	68 - 168	24 - 28	20 - 22
Principal Window End Date	Jul31	Aug20	Dec08	Jun08

Class M-1
WAL	8.91	5.30	5.34	3.96
Principal Window	46 - 268	50 - 140	29 - 104	22 - 73
Principal Window End Date	Dec28	Apr18	Apr15	Sep12

Class M-2
WAL	8.89	4.98	4.26	2.99
Principal Window	46 - 256	46 - 134	43 - 81	32 - 57
Principal Window End Date	Dec27	Oct17	May13	May11

Class M-3
WAL	8.86	4.82	3.68	2.71
Principal Window	46 - 245	44 - 126	39 - 77	29 - 54
Principal Window End Date	Jan27	Feb17	Jan13	Feb11

Sensitivity Analysis - To Maturity (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%

Class M-4
WAL	8.83	4.72	3.45	2.57
Principal Window	46 - 237	42 - 121	36 - 73	28 - 51
Principal Window End Date	May26	Sep16	Sep12	Nov10

Class M-5
WAL	8.79	4.64	3.29	2.47
Principal Window	46 - 229	41 - 116	34 - 70	26 - 49
Principal Window End Date	Sep25	Apr16	Jun12	Sep10

Class M-6
WAL	8.74	4.56	3.18	2.38
Principal Window	46 - 219	40 - 110	33 - 66	25 - 47
Principal Window End Date	Nov24	Oct15	Feb12	Jul10

Class M-7
WAL	8.68	4.49	3.10	2.32
Principal Window	46 - 208	39 - 104	32 - 62	25 - 44
Principal Window End Date	Dec23	Apr15	Oct11	Apr10

Class M-8
WAL	8.59	4.42	3.02	2.26
Principal Window	46 - 196	39 - 97	32 - 58	24 - 41
Principal Window End Date	Dec22	Sep14	Jun11	Jan10

Class M-9
WAL	8.47	4.32	2.96	2.22
Principal Window	46 - 185	38 - 91	31 - 54	24 - 39
Principal Window End Date	Jan22	Mar14	Feb11	Nov09

Class M-10
WAL
Principal Window
Principal Window End Date

Assumptions:
1. Prepayments are capped at 85CPR.

Sensitivity Analysis - To Call

Percent of Prepay Assumption	50%	100%	150%	200%

Class A-1
WAL
Principal Window
Principal Window End Date

Class A-2A
WAL	1.78	1.00	0.71	0.54
Principal Window	1 - 44	1 - 22	1 - 16	1 - 12
Principal Window End Date	Apr10	Jun08	Dec07	Aug07

Class A-2B
WAL	4.45	2.00	1.46	1.11
Principal Window	44 - 66	22 - 27	16 - 19	12 - 15
Principal Window End Date	Feb12	Nov08	Mar08	Nov07

Class A-2C
WAL	8.09	3.00	1.75	1.42
Principal Window	66 - 144	27 - 68	19 - 24	15 - 20
Principal Window End Date	Aug18	Apr12	Aug08	Apr08

Class A-2D
WAL	12.39	5.81	2.14	1.73
Principal Window	144 - 149	68 - 70	24 - 28	20 - 22
Principal Window End Date	Jan19	Jun12	Dec08	Jun08

Class M-1
WAL	8.11	4.83	3.18	2.50
Principal Window	46 - 149	50 - 70	29 - 41	22 - 31
Principal Window End Date	Jan19	Jun12	Jan10	Mar09

Class M-2
WAL	8.11	4.53	3.40	2.57
Principal Window	46 - 149	46 - 70	41 - 41	31 - 31
Principal Window End Date	Jan19	Jun12	Jan10	Mar09

Class M-3
WAL	8.11	4.38	3.37	2.53
Principal Window	46 - 149	44 - 70	39 - 41	29 - 31
Principal Window End Date	Jan19	Jun12	Jan10	Mar09

Sensitivity Analysis - To Call (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%

Class M-4
WAL	8.11	4.30	3.18	2.41
Principal Window	46 - 149	42 - 70	36 - 41	28 - 31
Principal Window End Date	Jan19	Jun12	Jan10	Mar09

Class M-5
WAL	8.11	4.24	3.04	2.32
Principal Window	46 - 149	41 - 70	34 - 41	26 - 31
Principal Window End Date	Jan19	Jun12	Jan10	Mar09

Class M-6
WAL	8.11	4.20	2.95	2.25
Principal Window	46 - 149	40 - 70	33 - 41	25 - 31
Principal Window End Date	Jan19	Jun12	Jan10	Mar09

Class M-7
WAL	8.11	4.16	2.90	2.20
Principal Window	46 - 149	39 - 70	32 - 41	25 - 31
Principal Window End Date	Jan19	Jun12	Jan10	Mar09

Class M-8
WAL	8.11	4.14	2.85	2.16
Principal Window	46 - 149	39 - 70	32 - 41	24 - 31
Principal Window End Date	Jan19	Jun12	Jan10	Mar09

Class M-9
WAL	8.11	4.11	2.83	2.15
Principal Window	46 - 149	38 - 70	31 - 41	24 - 31
Principal Window End Date	Jan19	Jun12	Jan10	Mar09

Class M-10
WAL
Principal Window
Principal Window End Date

Assumptions:
1. Prepayments are capped at 85 CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	3.09	28	3.90	55	4.95
2	2.36	29	3.84	56	4.38
3	2.17	30	3.85	57	4.57
4	2.36	31	4.41	58	4.38
5	2.17	32	3.90	59	4.56
6	2.17	33	4.51	60	4.37
7	2.73	34	4.34	61	4.36
8	2.18	35	4.56	62	4.53
9	2.36	36	4.38	63	4.34
10	2.18	37	4.38	64	4.52
11	2.36	38	4.39	65	4.32
12	2.18	39	4.38	66	4.31
13	2.18	40	4.59	67	4.67
14	2.38	41	4.41	68	4.30
15	2.21	42	4.41	69	4.48
16	2.41	43	4.97	70	4.30
17	2.38	44	4.41
18	2.46	45	4.64
19	2.89	46	4.45
20	2.57	47	4.63
21	3.34	48	4.44
22	3.23	49	4.43
23	3.74	50	4.61
24	3.56	51	4.42
25	3.55	52	4.60
26	3.74	53	4.40
27	3.69	54	4.40

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Static Indices: 1mL = [5.43]% and 6mL = [5.51]%
4. 10% optional clean-up call
5. Includes payments made from the Cap Agreement

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.43122	5.51678	3.09	42	5.30945	5.38664	4.44
2	5.44014	5.51678	2.35	43	5.32199	5.39653	4.97
3	5.45409	5.51652	2.15	44	5.33352	5.40600	4.42
4	5.46636	5.50862	2.32	45	5.34293	5.41460	4.64
5	5.47026	5.49245	2.13	46	5.35041	5.42249	4.45
6	5.45910	5.46909	2.15	47	5.35761	5.43000	4.63
7	5.42974	5.43968	2.73	48	5.36498	5.43742	4.44
8	5.39378	5.40613	2.21	49	5.37245	5.44478	4.42
9	5.35929	5.37106	2.43	50	5.37981	5.45201	4.60
10	5.32933	5.33617	2.28	51	5.38698	5.45908	4.42
11	5.29776	5.30237	2.49	52	5.39395	5.46599	4.59
12	5.26230	5.27031	2.34	53	5.40077	5.47278	4.40
13	5.22403	5.24166	2.38	54	5.40741	5.47946	4.39
14	5.18909	5.21861	2.61	55	5.41390	5.48606	4.93
15	5.16091	5.20300	2.48	56	5.42035	5.49257	4.36
16	5.14119	5.19409	2.69	57	5.42677	5.49902	4.56
17	5.12957	5.18993	2.68	58	5.43315	5.50538	4.37
18	5.12696	5.18835	2.75	59	5.43944	5.51165	4.55
19	5.13237	5.18837	3.15	60	5.44562	5.51783	4.35
20	5.13679	5.18928	2.85	61	5.45169	5.52390	4.33
21	5.13651	5.19051	3.60	62	5.45766	5.52989	4.50
22	5.13189	5.19276	3.50	63	5.46355	5.53578	4.32
23	5.12973	5.19728	4.00	64	5.46935	5.54159	4.49
24	5.13228	5.20510	3.82	65	5.47506	5.54732	4.29
25	5.13958	5.21526	3.80	66	5.48070	5.55296	4.28
26	5.14998	5.22612	3.97	67	5.48625	5.55851	4.64
27	5.16307	5.23615	3.86	68	5.49173	5.56397	4.26
28	5.17779	5.24515	4.04	69	5.49712	5.56934	4.45
29	5.18942	5.25338	3.96	70	5.50242	5.57462	4.27
30	5.19603	5.26120	3.96
31	5.19841	5.26942	4.51
32	5.20286	5.27906	4.00
33	5.21136	5.29089	4.60
34	5.22370	5.30405	4.42
35	5.23766	5.31714	4.62
36	5.25263	5.32896	4.43
37	5.26782	5.33951	4.42
38	5.28009	5.34919	4.42
39	5.28822	5.35842	4.41
40	5.29301	5.36753	4.62
41	5.29957	5.37685	4.45

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. 10% optional clean-up call
4. Includes payments made from the Cap Agreement

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL	Cum Loss (%)
M-1	32.46	5.40	21.31%
M-2	25.79	6.24	18.38%
M-3	22.20	7.47	16.60%
M-4	19.45	8.24	15.11%
M-5	16.88	8.72	13.61%
M-6	14.66	9.32	12.23%
M-7	12.82	10.01	11.01%
M-8	11.50	10.90	10.09%
M-9	9.80	10.77	8.84%
M-10	8.54	11.14	7.87%

Assumptions

1.	Trigger Event fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$736,068,317.12	$13,977.32	$1,495,027.06
Number of Mortgage Loans	4,373
Average Scheduled Principal Balance:	$168,321.13
Weighted Average Gross Coupon:	8.400%	5.625%	14.200%
Weighted Average Original Credit Score:	608	500	825
Weighted Average Combined LTV Ratio (1):	78.26%	10.50%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	80.91%	10.50%	100.00%
Weighted Average Stated Remaining Term:	348 months	115 months	359 months
Weighted Average Original Term:	353 months	120 months	360 months
Weighted Average Roll Term:	23 months	0 months	58 months
Weighted Average Gross Margin:	6.035%	2.750%	8.500%
Weighted Average Initial Periodic Rate Cap:	2.420%	2.000%	6.000%
Weighted Average Gross Maximum Lifetime Rate:	14.385%	11.850%	20.200%
Weighted Average Gross Minimum Lifetime Rate:	8.116%	3.750%	14.200%
Weighted Average Seasoning:	4 months	1 months	12 months
Weighted Average Origination Date:	March 4, 2006	July 11, 2005	May 31, 2006
Weighted Average First Adjustment Date:	July 2, 2008	February 1, 2007	June 1, 2011
Weighted Average Next Adjustment Date:	July 2, 2008	February 1, 2007	June 1, 2011
Percent Interest Only Loans:	19.69%
Percent Second Liens:	3.62%
Percent of First Lien with Silent Seconds:	13.81%
Weighted Average Debt-To-Income Ratio:	42.46%	2.00%	59.92%

(1) Combined LTV = Unpaid Principal Balance + Senior Liens / lesser of purchase price or appraised value
(2) Fully Combined LTV = Unpaid Principal Balance + Senior and known Junior Liens / lesser of purchase price or appraised value (i.e. includes silent seconds)

Distribution by Product Type

Product Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
FIXED	739	95,599,458.73	12.99	129,363.27	8.011	650	74.70
FIXED BALLOON 30/15	339	19,001,393.70	2.58	56,051.31	10.883	651	99.53
FIXED BALLOON 40/30	12	1,940,947.23	0.26	161,745.60	7.669	623	71.89
HYBRID 2 YRS FIXED	2,099	416,316,985.83	56.56	198,340.63	8.501	597	78.05
HYBRID 2 YRS FIXED BALLOON	132	33,392,576.50	4.54	252,974.06	7.901	623	81.63
HYBRID 3 YRS FIXED	1,008	159,409,255.43	21.66	158,144.10	8.260	598	77.49
HYBRID 3 YRS FIXED BALLOON	23	4,578,182.27	0.62	199,051.40	7.991	610	83.72
HYBRID 5 YRS FIXED	20	5,469,865.42	0.74	273,493.27	6.793	709	83.58
HYBRID 5 YRS FIXED BALLOON	1	359,652.01	0.05	359,652.01	6.150	657	69.23
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Originator

Originator	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
AMERIQUEST	2,840	443,996,485.22	60.32	156,336.79	8.569	599	76.07
MANDALAY	364	72,883,360.10	9.90	200,229.01	8.419	620	80.51
MORTGAGE IT	385	59,730,144.52	8.11	155,143.23	7.952	637	84.89
NATCITY	447	70,567,177.09	9.59	157,868.41	8.003	645	81.24
QUICKLOAN	337	88,891,150.19	12.08	263,771.96	8.153	591	80.57
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Servicer

Servicer	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Ameriquest	3,359	557,400,282.97	75.73	165,942.33	8.509	602	76.92
Chase	182	48,370,712.54	6.57	265,773.15	8.278	584	81.23
Wells Fargo	832	130,297,321.61	17.70	156,607.36	7.980	641	82.91
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Originator/Servicer

Originator/Servicer	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
AMERIQUEST / AMERIQUEST	2,840	443,996,485.22	60.32	156,336.79	8.569	599	76.07
MANDALAY / AMERIQUEST	364	72,883,360.10	9.90	200,229.01	8.419	620	80.51
MORTGAGE IT / WELLS FARGO	385	59,730,144.52	8.11	155,143.23	7.952	637	84.89
NATCITY / WELLS FARGO	447	70,567,177.09	9.59	157,868.41	8.003	645	81.24
QUICKLOAN / AMERIQUEST	155	40,520,437.65	5.50	261,422.18	8.004	600	79.79
QUICKLOAN / CHASE	182	48,370,712.54	6.57	265,773.15	8.278	584	81.23
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Original Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
14,000 - 25,000	76	1,614,958.38	0.22	21,249.45	10.767	637	99.56
25,001 - 50,000	227	8,546,993.24	1.16	37,651.95	10.325	655	96.95
50,001 - 75,000	516	33,106,046.72	4.50	64,159.01	9.965	598	76.94
75,001 - 100,000	675	59,231,136.06	8.05	87,749.83	9.281	593	77.54
100,001 - 125,000	545	60,931,588.51	8.28	111,801.08	8.979	596	77.85
125,001 - 150,000	411	56,279,739.10	7.65	136,933.67	8.672	596	76.90
150,001 - 175,000	368	59,581,927.91	8.09	161,907.41	8.384	596	75.83
175,001 - 200,000	302	56,780,946.02	7.71	188,016.38	8.180	604	75.11
200,001 - 225,000	232	49,469,830.56	6.72	213,232.03	8.114	607	75.09
225,001 - 250,000	193	45,809,333.12	6.22	237,354.06	8.060	612	78.58
250,001 - 275,000	131	34,253,323.19	4.65	261,475.75	8.166	601	75.11
275,001 - 300,000	155	44,613,985.38	6.06	287,832.16	7.813	616	77.69
300,001 - 333,700	131	41,532,792.52	5.64	317,044.22	7.932	612	78.76
333,701 - 350,000	44	15,025,775.93	2.04	341,494.91	8.079	615	80.45
350,001 - 400,000	131	48,817,719.61	6.63	372,654.35	8.064	615	82.52
400,001 - 500,000	145	64,739,918.18	8.80	446,482.19	7.914	620	80.10
500,001 - 600,000	58	31,855,898.65	4.33	549,239.63	7.837	631	83.05
600,001 - 700,000	20	13,012,782.71	1.77	650,639.14	8.053	635	85.35
700,001 - 800,000	9	6,641,756.08	0.90	737,972.90	8.470	619	75.03
800,001 - 900,000	2	1,728,088.19	0.23	864,044.10	8.058	579	72.56
900,001 - 1,000,000	1	998,750.00	0.14	998,750.00	5.850	724	85.00
1,000,001 - 1,500,000	1	1,495,027.06	0.20	1,495,027.06	8.125	643	75.00
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

As of the cutoff date, the average original principal balance of the Mortgage Loans is $168,804.69.

Distribution by Current Unpaid Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
13,977 - 25,000	78	1,661,744.05	0.23	21,304.41	10.718	639	99.57
25,001 - 50,000	229	8,697,364.13	1.18	37,979.76	10.309	653	95.94
50,001 - 75,000	521	33,570,900.96	4.56	64,435.51	9.946	598	76.82
75,001 - 100,000	670	58,968,709.17	8.01	88,013.00	9.280	593	77.65
100,001 - 125,000	544	60,906,314.41	8.27	111,960.14	8.979	597	77.91
125,001 - 150,000	414	56,803,038.72	7.72	137,205.41	8.680	595	76.68
150,001 - 175,000	366	59,382,754.59	8.07	162,247.96	8.373	597	76.07
175,001 - 200,000	298	56,082,509.91	7.62	188,196.34	8.182	604	75.03
200,001 - 225,000	237	50,592,816.39	6.87	213,471.80	8.115	606	75.14
225,001 - 250,000	190	45,185,825.37	6.14	237,820.13	8.060	613	78.70
250,001 - 275,000	133	34,852,025.99	4.73	262,045.31	8.124	601	74.97
275,001 - 300,000	152	43,814,057.18	5.95	288,250.38	7.830	617	77.78
300,001 - 325,000	92	28,729,220.01	3.90	312,274.13	8.067	606	78.54
325,001 - 358,700	102	34,611,227.39	4.70	339,325.76	7.893	614	80.14
358,701 - 375,000	55	20,100,407.42	2.73	365,461.95	8.058	628	83.26
375,001 - 425,000	106	42,352,130.38	5.75	399,548.40	7.965	612	79.44
425,001 - 525,000	112	52,759,258.92	7.17	471,064.81	7.970	626	82.21
525,001 - 625,000	48	27,416,850.35	3.72	571,184.38	7.685	632	83.35
625,001 - 725,000	15	10,142,956.48	1.38	676,197.10	8.520	620	83.07
725,001 - 825,000	7	5,216,340.05	0.71	745,191.44	8.356	621	74.77
825,001 - 925,000	2	1,728,088.19	0.23	864,044.10	8.058	579	72.56
925,001 - 1,025,000	1	998,750.00	0.14	998,750.00	5.850	724	85.00
1,025,001 - 1,495,027	1	1,495,027.06	0.20	1,495,027.06	8.125	643	75.00
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

After being scheduled to the cut-off date of August 1, 2006, the average current principal balance of the Mortgage Loans is $168,321.13. All weighted averages are based on these scheduled balances.

Distribution by Current Gross Mortgage Rate

Mortgage Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
5.625 - 6.000	7	2,956,390.64	0.40	422,341.52	5.904	725	73.75
6.001 - 6.500	146	37,595,246.90	5.11	257,501.69	6.325	693	71.65
6.501 - 7.000	259	65,506,320.89	8.90	252,920.16	6.850	660	78.43
7.001 - 7.500	439	98,826,296.49	13.43	225,116.85	7.331	634	78.00
7.501 - 8.000	606	125,008,554.11	16.98	206,284.74	7.822	614	76.00
8.001 - 8.500	548	103,340,518.77	14.04	188,577.59	8.323	596	76.76
8.501 - 9.000	600	103,269,577.56	14.03	172,115.96	8.814	579	78.30
9.001 - 9.500	397	59,331,301.23	8.06	149,449.12	9.299	569	77.90
9.501 - 10.000	565	67,650,881.24	9.19	119,736.07	9.824	578	82.14
10.001 - 10.500	252	27,315,099.02	3.71	108,393.25	10.288	574	81.14
10.501 - 11.000	269	22,047,488.77	3.00	81,960.92	10.825	580	86.05
11.001 - 11.500	142	11,689,410.35	1.59	82,319.79	11.286	594	87.80
11.501 - 12.000	97	7,342,596.11	1.00	75,696.87	11.795	590	87.53
12.001 - 12.500	45	4,079,912.08	0.55	90,664.71	12.280	567	88.53
14.001 - 14.200	1	108,722.96	0.01	108,722.96	14.200	525	80.00
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

As of the cutoff date, the weighted average current gross mortgage rate of the Mortgage Loans is 8.400%.

Distribution by Original Term to Maturity

Original Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
120 - 240	460	31,338,403.11	4.26	68,126.96	9.936	640	87.93
241 - 360	3,913	704,729,914.01	95.74	180,099.65	8.332	606	77.83
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

As of the cutoff date, the weighted average original term to maturity of the Mortgage Loans is 353 months.

Distribution by Remaining Term to Maturity

Remaining Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
115 - 120	11	945,688.72	0.13	85,971.70	8.825	617	72.99
121 - 180	404	24,875,154.86	3.38	61,572.17	10.312	647	92.11
181 - 240	45	5,517,559.53	0.75	122,612.43	8.432	615	71.67
241 - 300	4	521,292.99	0.07	130,323.25	7.868	648	72.31
301 - 359	3,909	704,208,621.02	95.67	180,150.58	8.332	606	77.84
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

As of the cutoff date, the weighted average remaining term to maturity of the Mortgage Loans is 348 months.

Distribution by Seasoning

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1-12	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

As of the cutoff date, the weighted average seasoning of the Mortgage Loans is 4 months.

Distribution by Combined Original Loan-To-Value Ratio

Combined Original Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
10.50 - 15.00	5	356,831.58	0.05	71,366.32	9.711	576	12.58
15.01 - 20.00	9	1,484,882.86	0.20	164,986.98	8.145	632	18.29
20.01 - 25.00	12	1,079,845.69	0.15	89,987.14	8.465	623	23.39
25.01 - 30.00	27	2,255,688.37	0.31	83,544.01	8.725	597	27.46
30.01 - 35.00	46	5,706,866.93	0.78	124,062.32	8.352	597	32.34
35.01 - 40.00	40	5,606,980.28	0.76	140,174.51	7.617	633	37.29
40.01 - 45.00	49	7,001,683.17	0.95	142,891.49	8.104	600	42.61
45.01 - 50.00	67	9,534,705.00	1.30	142,309.03	8.596	582	47.81
50.01 - 55.00	109	17,138,364.65	2.33	157,232.70	8.149	597	52.46
55.01 - 60.00	148	24,555,096.37	3.34	165,912.81	8.096	596	57.73
60.01 - 65.00	174	29,129,060.10	3.96	167,408.39	8.169	588	62.85
65.01 - 70.00	282	48,925,713.18	6.65	173,495.44	8.251	587	68.12
70.01 - 75.00	371	67,368,863.68	9.15	181,587.23	8.366	584	73.50
75.01 - 80.00	1,229	241,356,113.11	32.79	196,384.14	8.060	614	79.42
80.01 - 85.00	425	80,184,923.04	10.89	188,670.41	8.627	587	84.26
85.01 - 90.00	601	110,813,188.76	15.05	184,381.35	8.649	619	89.44
90.01 - 95.00	273	52,545,323.85	7.14	192,473.71	8.558	632	94.67
95.01 - 100.00	506	31,024,186.50	4.21	61,312.62	10.334	654	99.93
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

As of the cutoff date, the weighted average Combined original LTV of the Mortgage Loans is 78.26%.

Distribution by Fully Combined Loan-To-Value Ratio

Fully Combined Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
10.50 - 15.00	5	356,831.58	0.05	71,366.32	9.711	576	12.58
15.01 - 20.00	9	1,484,882.86	0.20	164,986.98	8.145	632	18.29
20.01 - 25.00	12	1,079,845.69	0.15	89,987.14	8.465	623	23.39
25.01 - 30.00	27	2,255,688.37	0.31	83,544.01	8.725	597	27.46
30.01 - 35.00	46	5,706,866.93	0.78	124,062.32	8.352	597	32.34
35.01 - 40.00	40	5,606,980.28	0.76	140,174.51	7.617	633	37.29
40.01 - 45.00	48	6,936,683.17	0.94	144,514.23	8.097	600	42.60
45.01 - 50.00	67	9,534,705.00	1.30	142,309.03	8.596	582	47.81
50.01 - 55.00	109	17,138,364.65	2.33	157,232.70	8.149	597	52.46
55.01 - 60.00	147	24,396,574.98	3.31	165,963.10	8.101	596	57.74
60.01 - 65.00	174	29,129,060.10	3.96	167,408.39	8.169	588	62.85
65.01 - 70.00	274	48,569,602.36	6.60	177,261.32	8.253	587	68.11
70.01 - 75.00	370	67,418,079.54	9.16	182,211.03	8.364	584	73.46
75.01 - 80.00	792	142,889,426.05	19.41	180,415.94	8.422	588	79.04
80.01 - 85.00	422	80,392,766.63	10.92	190,504.19	8.623	588	84.19
85.01 - 90.00	598	110,892,272.64	15.07	185,438.58	8.634	620	89.35
90.01 - 95.00	289	58,978,582.20	8.01	204,078.14	8.422	634	92.82
95.01 - 100.00	944	123,301,104.09	16.75	130,615.58	8.266	652	85.15
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

As of the cutoff date, the weighted average fully combined original LTV of the Mortgage Loans is 80.91%.

Distribution by Occupancy Type

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Owner Occupied	4,146	700,364,719.69	95.15	168,925.40	8.381	607	78.26
Investor Property	187	29,092,426.13	3.95	155,574.47	8.902	625	78.48
Second Home	40	6,611,171.30	0.90	165,279.28	8.235	650	78.35
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Property Type

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Two to Four Family	149	34,064,210.94	4.63	228,618.87	8.541	627	74.72
Condominium	248	42,326,809.11	5.75	170,672.62	8.060	638	80.74
PUD	388	81,030,497.58	11.01	208,841.49	8.133	617	80.68
Single Family	3,540	572,980,458.93	77.84	161,858.89	8.451	603	77.95
Single Family Attached	48	5,666,340.56	0.77	118,048.76	8.723	583	78.52
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Loan Purpose

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Cash-Out Refinance	3,244	578,610,710.43	78.61	178,363.35	8.422	598	76.55
Purchase	986	136,461,204.56	18.54	138,398.79	8.304	647	84.99
Rate/Term Refinance	143	20,996,402.13	2.85	146,827.99	8.397	617	81.80
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Documentation Type

Documentation Type (Income-Assets-Employment Verification)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Limited-None-Verified (Bank Statements)	540	85,176,674.12	11.57	157,734.58	8.800	587	76.98
Full-Full-Verified	2,260	346,295,467.07	47.05	153,228.08	8.421	600	77.13
Full-Limited-Verified	195	23,891,510.37	3.25	122,520.57	7.697	621	85.28
Limited-Full-Verified	54	11,558,116.37	1.57	214,039.19	8.453	624	83.12
Limited-Limited-Verified	14	2,325,461.00	0.32	166,104.36	7.748	643	84.66
None-Full-Verified	3	158,940.02	0.02	52,980.01	8.819	640	88.98
None-None-None	1	80,312.35	0.01	80,312.35	7.300	633	35.00
Reduced-Full-Verified	336	67,311,709.72	9.14	200,332.47	8.097	604	82.05
Stated-Full-Verified	283	52,825,156.23	7.18	186,661.33	8.355	650	80.58
Stated-Limited-None	176	33,513,173.15	4.55	190,415.76	8.149	648	84.62
Stated-None-Verified	488	107,197,306.83	14.56	219,666.61	8.456	612	75.33
Stated-Stated-Verified	23	5,734,489.89	0.78	249,325.65	8.647	619	76.22
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Lien Position

Lien Positon	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
First Lien	3,869	709,423,395.19	96.38	183,360.92	8.313	606	77.47
Second Lien	504	26,644,921.93	3.62	52,866.91	10.725	656	99.46
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Index

Index	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Six-Month LIBOR	3,283	619,526,517.46	84.17	188,707.44	8.386	600	78.18
Fixed	1,090	116,541,799.66	15.83	106,919.08	8.473	650	78.70
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Geographic Distribution

Geographic Distribution	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
California	741	200,705,088.12	27.27	270,857.07	7.789	626	76.61
Florida	488	73,416,114.95	9.97	150,442.86	8.349	590	74.88
Maryland	229	44,087,900.22	5.99	192,523.58	8.349	602	77.89
New Jersey	179	39,155,368.16	5.32	218,745.07	8.807	606	77.17
New York	165	35,657,786.97	4.84	216,107.80	8.709	598	76.07
Arizona	188	31,540,528.32	4.29	167,768.77	8.283	598	79.04
Pennsylvania	222	27,039,676.48	3.67	121,800.34	8.497	593	79.14
Nevada	137	26,242,173.08	3.57	191,548.71	8.178	609	80.30
Illinois	182	25,869,298.89	3.51	142,139.00	8.950	609	81.25
Washington	129	23,735,908.36	3.22	183,999.29	8.007	619	81.70
Michigan	154	17,146,984.42	2.33	111,344.05	8.902	590	82.44
Georgia	137	16,363,125.60	2.22	119,438.87	9.660	594	81.93
Texas	170	14,566,937.09	1.98	85,687.87	9.315	591	80.39
Massachusetts	82	13,944,671.10	1.89	170,056.96	8.792	619	72.94
Tennessee	92	9,835,437.67	1.34	106,906.93	8.866	595	85.28
Minnesota	71	9,706,485.12	1.32	136,711.06	8.475	633	78.62
Ohio	92	9,124,908.16	1.24	99,183.78	8.544	610	83.03
Wisconsin	70	8,482,656.75	1.15	121,180.81	9.620	568	79.68
North Carolina	67	7,952,499.78	1.08	118,694.03	9.643	590	83.26
Connecticut	47	7,569,237.18	1.03	161,047.60	8.137	621	75.68
<Others>	731	93,925,530.70	12.76	128,489.10	8.726	603	80.64
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Prepayment Penalty Status

Prepayment Penalty Status	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Has a Prepayment Penalty	2,585	460,704,308.80	62.59	178,222.17	8.118	608	78.02
Has No Prepayment Penalty	1,788	275,364,008.32	37.41	154,006.72	8.872	607	78.67
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
No Prepayment Penalty	1,788	275,364,008.32	37.41	154,006.72	8.872	607	78.67
12	77	19,633,814.75	2.67	254,984.61	7.946	626	79.22
18	1	1,495,027.06	0.20	1,495,027.06	8.125	643	75.00
24	850	183,709,139.93	24.96	216,128.40	8.101	614	81.39
30	12	2,168,154.72	0.29	180,679.56	8.575	624	87.18
36	1,645	253,698,172.34	34.47	154,223.81	8.139	602	75.43
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Credit Score

Credit Score	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
500 - 524	438	66,386,852.24	9.02	151,568.16	9.315	513	74.04
525 - 549	495	82,765,331.58	11.24	167,202.69	9.148	536	74.80
550 - 574	574	97,920,947.42	13.30	170,593.99	8.815	561	76.39
575 - 599	576	90,682,977.60	12.32	157,435.73	8.565	588	77.55
600 - 624	652	111,518,934.77	15.15	171,041.31	8.318	612	79.58
625 - 649	610	102,751,531.29	13.96	168,445.13	8.192	638	80.10
650 - 674	484	82,060,758.45	11.15	169,547.02	7.900	662	81.10
675 - 699	228	42,190,472.13	5.73	185,045.93	7.598	685	80.46
700 - 724	156	31,101,230.43	4.23	199,366.86	7.225	712	83.11
725 - 749	85	16,039,357.83	2.18	188,698.33	7.280	736	81.54
750 - 774	44	7,791,246.49	1.06	177,073.78	6.967	759	74.74
775 - 799	24	4,037,184.21	0.55	168,216.01	6.873	788	74.99
800 - 824	6	774,726.21	0.11	129,121.04	7.017	808	67.27
825 - 825	1	46,766.47	0.01	46,766.47	8.500	825	100.00
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

As of the cutoff date, the weighted average credit score of the Mortgage Loans is 608.

Distribution by Debt-To-Income Ratio

Debt-To-Income Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
N/A	1	80,312.35	0.01	80,312.35	7.300	633	35.00
0.01 - 10.00	14	2,026,678.37	0.28	144,762.74	8.870	579	77.15
10.01 - 20.00	101	13,604,447.15	1.85	134,697.50	8.486	591	74.00
20.01 - 30.00	471	61,452,715.10	8.35	130,472.86	8.450	601	73.92
30.01 - 40.00	1,044	161,583,809.04	21.95	154,773.76	8.419	606	76.60
40.01 - 50.00	2,288	414,034,126.80	56.25	180,958.97	8.382	613	80.21
50.01 - 59.92	454	83,286,228.31	11.32	183,449.84	8.392	593	75.78
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Distribution by Margin*

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.750 - 3.000	61	14,680,281.03	2.37	240,660.34	6.955	721	86.90
3.501 - 4.000	13	2,268,599.21	0.37	174,507.63	7.026	662	72.65
4.001 - 4.500	212	37,130,023.94	5.99	175,141.62	8.296	623	79.93
4.501 - 5.000	113	28,341,203.84	4.57	250,807.11	7.538	661	81.46
5.001 - 5.500	289	62,723,255.00	10.12	217,035.48	7.530	651	79.25
5.501 - 6.000	632	117,302,341.78	18.93	185,604.97	8.080	618	77.29
6.001 - 6.500	939	163,341,222.74	26.37	173,952.31	8.666	571	76.43
6.501 - 7.000	1,023	193,591,213.67	31.25	189,238.72	8.877	573	78.44
8.001 - 8.500	1	148,376.25	0.02	148,376.25	10.300	666	90.00
Total	3,283	619,526,517.46	100.00	188,707.44	8.386	600	78.18

As of the cutoff date, the weighted average margin of the Adjustable Rate Mortgage Loans is 6.035%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Next Rate Change Date*

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2007-01 to 2007-06	1	194,457.39	0.03	194,457.39	9.875	707	100
2007-07 to 2007-12	257	58,459,840.84	9.44	227,470.20	7.631	628	83.31
2008-01 to 2008-06	1,959	386,971,608.70	62.46	197,535.28	8.58	595	77.6
2008-07 to 2008-12	81	17,001,086.16	2.74	209,889.95	7.775	608	81.66
2009-01 to 2009-06	964	151,070,006.94	24.38	156,711.63	8.31	596	77.1
2011-01 to 2011-06	21	5,829,517.43	0.94	277,596.07	6.753	706	82.7
Total	3,283	619,526,517.46	100	188,707.44	8.386	600	78.18

As of the cutoff date, the weighted average next rate change date of the Adjustable Rate Mortgage Loans is July 2, 2008.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Maximum Mortgage Rates*

Maximum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
11.850 - 12.000	2	1,234,670.00	0.20	617,335.00	5.877	714	84.04
12.001 - 12.500	65	18,206,286.25	2.94	280,096.71	6.361	667	79.39
12.501 - 13.000	218	56,248,460.46	9.08	258,020.46	6.853	662	79.48
13.001 - 13.500	367	86,076,325.70	13.89	234,540.40	7.328	630	78.27
13.501 - 14.000	528	114,437,001.27	18.47	216,736.74	7.822	612	76.13
14.001 - 14.500	448	90,356,112.11	14.58	201,687.75	8.321	591	76.76
14.501 - 15.000	532	95,739,634.37	15.45	179,961.72	8.820	576	78.25
15.001 - 15.500	332	53,025,420.26	8.56	159,715.12	9.301	564	78.26
15.501 - 16.000	374	54,760,231.31	8.84	146,417.73	9.816	565	81.16
16.001 - 16.500	177	21,982,389.48	3.55	124,194.29	10.281	561	78.98
16.501 - 17.000	123	13,842,165.35	2.23	112,537.93	10.781	552	79.97
17.001 - 17.500	56	6,371,279.15	1.03	113,772.84	11.243	566	80.23
17.501 - 18.000	38	4,259,554.13	0.69	112,093.53	11.811	565	79.84
18.001 - 18.500	22	2,878,264.66	0.46	130,830.21	12.282	547	84.59
20.001 - 20.200	1	108,722.96	0.02	108,722.96	14.200	525	80.00
Total	3,283	619,526,517.46	100.00	188,707.44	8.386	600	78.18

As of the cutoff date, the weighted average maximum mortgage rate of the Adjustable Rate Mortgage Loans is 14.385%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Minimum Mortgage Rates*

Minimum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
3.750 - 4.000	12	2,136,599.21	0.34	178,049.93	7.044	657	72.20
4.001 - 4.500	93	18,028,863.03	2.91	193,858.74	7.242	664	78.68
4.501 - 5.000	94	21,883,651.04	3.53	232,804.80	7.765	642	80.25
5.001 - 5.500	41	7,197,625.14	1.16	175,551.83	8.258	614	81.64
5.501 - 6.000	18	4,525,993.64	0.73	251,444.09	7.893	635	83.93
6.001 - 6.500	66	18,366,165.66	2.96	278,275.24	6.707	661	80.74
6.501 - 7.000	192	48,764,971.68	7.87	253,984.23	6.976	657	80.04
7.001 - 7.500	304	74,022,083.12	11.95	243,493.69	7.319	627	78.28
7.501 - 8.000	456	99,607,451.92	16.08	218,437.39	7.824	608	75.62
8.001 - 8.500	405	82,313,725.47	13.29	203,243.77	8.321	587	76.29
8.501 - 9.000	504	89,830,926.26	14.50	178,235.96	8.820	574	78.00
9.001 - 9.500	318	50,475,010.33	8.15	158,726.45	9.300	562	77.61
9.501 - 10.000	365	53,138,671.96	8.58	145,585.40	9.816	563	80.79
10.001 - 10.500	175	21,774,792.75	3.51	124,427.39	10.282	561	79.03
10.501 - 11.000	123	13,842,165.35	2.23	112,537.93	10.781	552	79.97
11.001 - 11.500	56	6,371,279.15	1.03	113,772.84	11.243	566	80.23
11.501 - 12.000	38	4,259,554.13	0.69	112,093.53	11.811	565	79.84
12.001 - 12.500	21	2,838,159.12	0.46	135,150.43	12.285	547	84.94
12.501 - 13.000	1	40,105.54	0.01	40,105.54	12.040	542	60.00
14.001 - 14.200	1	108,722.96	0.02	108,722.96	14.200	525	80.00
Total	3,283	619,526,517.46	100.00	188,707.44	8.386	600	78.18

As of the cutoff date, the weighted average minimum mortgage rate of the Adjustable Rate Mortgage Loans is 8.116%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Initial Periodic Rate Cap*

Initial Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.000	2,253	374,414,733.09	60.44	166,184.97	8.669	587	76.34
3.000	1,010	239,867,266.94	38.72	237,492.34	7.979	617	80.98
5.000	2	719,652.01	0.12	359,826.01	6.975	643	74.62
6.000	18	4,524,865.42	0.73	251,381.41	6.751	719	83.04
Total	3,283	619,526,517.46	100.00	188,707.44	8.386	600	78.18

As of the cutoff date, the weighted average initial periodic rate cap of the Adjustable Rate Mortgage Loans is 2.420%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Subsequent Periodic Rate Cap*

Subsequent Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1.000	3,282	619,154,571.20	99.94	188,651.61	8.386	600	78.17
3.000	1	371,946.26	0.06	371,946.26	8.490	604	95.00
Total	3,283	619,526,517.46	100.00	188,707.44	8.386	600	78.18

As of the cutoff date, the weighted average subsequent periodic rate cap of the Adjustable Rate Mortgage Loans is 1.001%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Interest Only Term

Interest Only Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
24	1	224,826.22	0.03	224,826.22	7.800	618	95.00
60	536	144,740,124.03	19.66	270,037.54	7.499	659	80.64
None	3,836	591,103,366.87	80.31	154,093.68	8.621	595	77.68
Total	4,373	736,068,317.12	100.00	168,321.13	8.400	608	78.26

Group 2 Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$325,055,348.52	$13,977.32	$1,495,027.06
Number of Mortgage Loans	1,651
Average Scheduled Principal Balance:	$196,883.92
Weighted Average Gross Coupon:	8.268%	5.850%	14.200%
Weighted Average Original Credit Score:	617	500	804
Weighted Average Combined LTV Ratio (1):	80.15%	18.93%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	84.36%	18.93%	100.00%
Weighted Average Stated Remaining Term:	346 months	116 months	359 months
Weighted Average Original Term:	351 months	120 months	360 months
Weighted Average Roll Term:	22 months	6 months	57 months
Weighted Average Gross Margin:	5.982%	2.750%	6.990%
Weighted Average Initial Periodic Rate Cap:	2.520%	2.000%	6.000%
Weighted Average Gross Maximum Lifetime Rate:	14.188%	11.850%	20.200%
Weighted Average Gross Minimum Lifetime Rate:	7.845%	3.875%	14.200%
Weighted Average Seasoning:	5 months	1 months	12 months
Weighted Average Origination Date:	February 23, 2006	July 26, 2005	May 31, 2006
Weighted Average First Adjustment Date:	June 10, 2008	February 1, 2007	May 1, 2011
Weighted Average Next Adjustment Date:	June 10, 2008	February 1, 2007	May 1, 2011
Percent Interest Only Loans:	25.99%
Percent Second Liens:	4.98%
Percent of First Lien with Silent Seconds:	21.76%
Weighted Average Debt-To-Income Ratio:	42.26%	6.00%	59.92%

(1) Combined LTV = Unpaid Principal Balance + Senior Liens / lesser of purchase price or appraised value
(2) Fully Combined LTV = Unpaid Principal Balance + Senior and known Junior Liens / lesser of purchase price or appraised value (i.e. includes silent seconds)

Distribution by Product Type

Product Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
FIXED	220	34,364,914.37	10.57	156,204.16	7.900	652	77.61
FIXED BALLOON 30/15	190	13,585,367.95	4.18	71,501.94	10.847	656	99.57
FIXED BALLOON 40/30	6	703,211.34	0.22	117,201.89	7.803	626	75.50
HYBRID 2 YRS FIXED	809	191,396,521.81	58.88	236,584.08	8.316	608	79.49
HYBRID 2 YRS FIXED BALLOON	71	20,408,804.66	6.28	287,447.95	7.678	631	82.25
HYBRID 3 YRS FIXED	337	59,669,958.51	18.36	177,062.19	8.030	606	78.06
HYBRID 3 YRS FIXED BALLOON	9	2,023,624.52	0.62	224,847.17	7.911	627	86.74
HYBRID 5 YRS FIXED	9	2,902,945.36	0.89	322,549.48	6.765	704	87.21
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Originator

Originator	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
AMERIQUEST	928	163,218,165.45	50.21	175,881.64	8.474	604	77.14
MANDALAY	192	42,496,862.31	13.07	221,337.82	8.369	631	82.17
MORTGAGE IT	204	41,033,400.38	12.62	201,144.12	7.833	644	85.18
NAT. CITY	207	37,999,454.96	11.69	183,572.25	7.981	652	82.45
QUICKLOAN	120	40,307,465.42	12.40	335,895.55	8.038	593	82.90
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Servicer

Servicer	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Ameriquest	1,167	222,573,312.80	68.47	190,722.63	8.399	610	78.50
Chase	73	23,449,180.38	7.21	321,221.65	8.246	582	83.25
Wells Fargo	411	79,032,855.34	24.31	192,294.05	7.904	648	83.87
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Originator/Servicer

Originator/Servicer	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
AMERIQUEST / AMERIQUEST	928	163,218,165.45	50.21	175,881.64	8.474	604	77.14
MANDALAY / AMERIQUEST	192	42,496,862.31	13.07	221,337.82	8.369	631	82.17
MORTGAGE IT / WELLS FARGO	204	41,033,400.38	12.62	201,144.12	7.833	644	85.18
NATCITY / WELLS FARGO	207	37,999,454.96	11.69	183,572.25	7.981	652	82.45
QUICKLOAN / AMERIQUEST	47	16,858,285.04	5.19	358,686.92	7.749	608	82.43
QUICKLOAN / CHASE	73	23,449,180.38	7.21	321,221.65	8.246	582	83.25
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Original Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
14,000 - 25,000	9	179,315.78	0.06	19,923.98	10.906	650	97.41
25,001 - 50,000	57	2,233,843.88	0.69	39,190.24	10.481	650	96.98
50,001 - 75,000	197	12,578,707.20	3.87	63,851.31	10.203	610	82.64
75,001 - 100,000	246	21,869,741.93	6.73	88,901.39	9.370	602	80.82
100,001 - 125,000	200	22,360,655.91	6.88	111,803.28	9.014	609	79.59
125,001 - 150,000	135	18,485,963.45	5.69	136,933.06	8.723	595	77.66
150,001 - 175,000	129	20,872,585.06	6.42	161,802.98	8.311	599	77.35
175,001 - 200,000	105	19,719,696.84	6.07	187,806.64	8.005	617	75.93
200,001 - 225,000	82	17,413,437.32	5.36	212,358.99	8.112	610	74.90
225,001 - 250,000	72	17,103,484.87	5.26	237,548.40	7.966	624	80.98
250,001 - 275,000	43	11,249,325.73	3.46	261,612.23	8.146	607	78.92
275,001 - 300,000	65	18,685,947.22	5.75	287,476.11	7.587	624	77.48
300,001 - 333,700	52	16,515,717.54	5.08	317,609.95	7.759	627	81.87
333,701 - 350,000	17	5,833,830.70	1.79	343,166.51	7.832	642	81.81
350,001 - 400,000	45	16,822,056.01	5.18	373,823.47	7.950	618	82.61
400,001 - 500,000	112	50,678,403.33	15.59	452,485.74	7.895	624	81.57
500,001 - 600,000	53	29,184,231.71	8.98	550,645.88	7.816	627	83.35
600,001 - 700,000	19	12,404,782.71	3.82	652,883.30	8.046	635	84.88
700,001 - 800,000	9	6,641,756.08	2.04	737,972.90	8.470	619	75.03
800,001 - 900,000	2	1,728,088.19	0.53	864,044.10	8.058	579	72.56
900,001 - 1,000,000	1	998,750.00	0.31	998,750.00	5.850	724	85.00
1,000,001 - 1,500,000	1	1,495,027.06	0.46	1,495,027.06	8.125	643	75.00
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

As of the cutoff date, the average original principal balance of the Mortgage Loans is $ 197,402.94.

Distribution by Current Unpaid Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
13,977 - 25,000	10	204,215.65	0.06	20,421.57	10.735	659	97.73
25,001 - 50,000	57	2,258,808.72	0.69	39,628.22	10.481	648	96.29
50,001 - 75,000	197	12,603,134.39	3.88	63,975.30	10.185	610	82.68
75,001 - 100,000	248	22,095,092.07	6.80	89,093.11	9.363	601	80.72
100,001 - 125,000	199	22,310,354.74	6.86	112,112.34	9.010	610	79.69
125,001 - 150,000	133	18,236,622.58	5.61	137,117.46	8.736	595	77.63
150,001 - 175,000	129	20,872,585.06	6.42	161,802.98	8.311	599	77.35
175,001 - 200,000	105	19,719,696.84	6.07	187,806.64	8.005	617	75.93
200,001 - 225,000	85	18,087,407.11	5.56	212,793.02	8.121	609	75.03
225,001 - 250,000	69	16,429,515.08	5.05	238,108.91	7.950	625	81.08
250,001 - 275,000	45	11,797,855.20	3.63	262,174.56	8.084	608	79.32
275,001 - 300,000	64	18,435,670.43	5.67	288,057.35	7.598	626	77.30
300,001 - 325,000	35	10,953,862.99	3.37	312,967.51	7.888	624	82.70
325,001 - 358,700	39	13,220,619.48	4.07	338,990.24	7.764	631	81.45
358,701 - 375,000	17	6,187,498.58	1.90	363,970.50	8.042	618	82.44
375,001 - 425,000	51	20,628,134.33	6.35	404,473.22	7.821	624	80.66
425,001 - 525,000	98	46,279,690.55	14.24	472,241.74	7.900	627	82.72
525,001 - 625,000	44	25,153,422.94	7.74	571,668.70	7.714	628	83.24
625,001 - 725,000	15	10,142,956.48	3.12	676,197.10	8.520	620	83.07
725,001 - 825,000	7	5,216,340.05	1.60	745,191.44	8.356	621	74.77
825,001 - 925,000	2	1,728,088.19	0.53	864,044.10	8.058	579	72.56
925,001 - 1,025,000	1	998,750.00	0.31	998,750.00	5.850	724	85.00
1,025,001 - 1,495,027	1	1,495,027.06	0.46	1,495,027.06	8.125	643	75.00
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

After being scheduled to the cut-off date of August 1, 2006, the average current principal balance of the Mortgage Loans is $ 196,883.92. All weighted averages are based on these scheduled balances.

Distribution by Current Gross Mortgage Rate

Mortgage Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
5.850 - 6.000	3	1,828,538.13	0.56	609,512.71	5.917	718	81.01
6.001 - 6.500	50	15,755,600.94	4.85	315,112.02	6.319	695	78.12
6.501 - 7.000	138	39,612,577.34	12.19	287,047.66	6.845	658	79.90
7.001 - 7.500	193	49,687,762.17	15.29	257,449.54	7.338	636	80.02
7.501 - 8.000	248	58,258,161.87	17.92	234,911.94	7.818	618	76.82
8.001 - 8.500	190	42,425,563.22	13.05	223,292.44	8.322	604	78.37
8.501 - 9.000	214	41,899,639.95	12.89	195,792.71	8.791	589	80.30
9.001 - 9.500	129	22,596,665.78	6.95	175,167.95	9.295	570	79.37
9.501 - 10.000	184	23,859,337.38	7.34	129,670.31	9.820	592	84.41
10.001 - 10.500	78	8,880,471.03	2.73	113,852.19	10.338	587	83.66
10.501 - 11.000	103	9,259,193.50	2.85	89,895.08	10.833	593	88.50
11.001 - 11.500	62	5,386,743.63	1.66	86,882.96	11.258	610	91.60
11.501 - 12.000	40	3,679,797.78	1.13	91,994.94	11.805	604	90.44
12.001 - 12.500	18	1,816,572.84	0.56	100,920.71	12.314	573	89.45
14.001 - 14.200	1	108,722.96	0.03	108,722.96	14.200	525	80.00
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

As of the cutoff date, the weighted average current gross mortgage rate of the Mortgage Loans is 8.268%.

Distribution by Original Term to Maturity

Original Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
120 - 240	225	17,408,812.66	5.36	77,372.50	10.297	650	93.74
241 - 360	1,426	307,646,535.86	94.64	215,740.91	8.153	615	79.38
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

As of the cutoff date, the weighted average original term to maturity of the Mortgage Loans is 351 months.

Distribution by Remaining Term to Maturity

Remaining Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
116 - 120	1	68,770.83	0.02	68,770.83	7.990	678	95.00
121 - 180	212	15,816,260.91	4.87	74,605.00	10.480	654	95.68
181 - 240	12	1,523,780.92	0.47	126,981.74	8.502	602	73.53
301 - 359	1,426	307,646,535.86	94.64	215,740.91	8.153	615	79.38
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

As of the cutoff date, the weighted average remaining term to maturity of the Mortgage Loans is 346 months.

Distribution by Seasoning

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1-12	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

As of the cutoff date, the weighted average seasoning of the Mortgage Loans is 5 months.

Distribution by Combined Original Loan-To-Value Ratio

Combined Original Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
18.93 - 20.00	2	828,512.10	0.25	414,256.05	8.631	617	19.20
20.01 - 25.00	3	303,256.85	0.09	101,085.62	8.333	619	24.31
25.01 - 30.00	10	945,388.13	0.29	94,538.81	9.159	579	27.45
30.01 - 35.00	15	1,896,462.32	0.58	126,430.82	8.117	606	32.42
35.01 - 40.00	8	1,078,510.77	0.33	134,813.85	7.919	593	37.34
40.01 - 45.00	10	1,537,177.31	0.47	153,717.73	8.003	606	42.84
45.01 - 50.00	21	2,727,621.47	0.84	129,886.74	8.478	594	47.98
50.01 - 55.00	38	6,287,689.55	1.93	165,465.51	8.185	578	52.70
55.01 - 60.00	46	8,148,670.63	2.51	177,145.01	8.133	598	57.15
60.01 - 65.00	58	9,722,431.20	2.99	167,628.12	8.075	591	62.56
65.01 - 70.00	77	14,197,948.57	4.37	184,388.94	8.372	588	68.26
70.01 - 75.00	124	24,005,155.07	7.38	193,589.96	8.314	582	73.51
75.01 - 80.00	539	126,670,346.88	38.97	235,009.92	7.849	628	79.54
80.01 - 85.00	145	34,116,938.37	10.50	235,289.23	8.301	589	84.33
85.01 - 90.00	218	48,082,078.07	14.79	220,559.99	8.438	626	89.36
90.01 - 95.00	109	25,289,474.34	7.78	232,013.53	8.466	635	94.73
95.01 - 100.00	228	19,217,686.89	5.91	84,288.10	10.293	654	99.94
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

As of the cutoff date, the weighted average Combined original LTV of the Mortgage Loans is 80.15%.

Distribution by Fully Combined Loan-To-Value Ratio

Fully Combined Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
18.93 - 20.00	2	828,512.10	0.25	414,256.05	8.631	617	19.20
20.01 - 25.00	3	303,256.85	0.09	101,085.62	8.333	619	24.31
25.01 - 30.00	10	945,388.13	0.29	94,538.81	9.159	579	27.45
30.01 - 35.00	15	1,896,462.32	0.58	126,430.82	8.117	606	32.42
35.01 - 40.00	8	1,078,510.77	0.33	134,813.85	7.919	593	37.34
40.01 - 45.00	10	1,537,177.31	0.47	153,717.73	8.003	606	42.84
45.01 - 50.00	21	2,727,621.47	0.84	129,886.74	8.478	594	47.98
50.01 - 55.00	38	6,287,689.55	1.93	165,465.51	8.185	578	52.70
55.01 - 60.00	46	8,148,670.63	2.51	177,145.01	8.133	598	57.15
60.01 - 65.00	58	9,722,431.20	2.99	167,628.12	8.075	591	62.56
65.01 - 70.00	74	14,057,505.62	4.32	189,966.29	8.373	588	68.24
70.01 - 75.00	123	23,950,581.75	7.37	194,720.18	8.315	582	73.51
75.01 - 80.00	271	56,909,927.85	17.51	209,999.73	8.267	593	79.03
80.01 - 85.00	145	34,602,256.35	10.65	238,636.25	8.303	589	84.26
85.01 - 90.00	216	48,084,492.73	14.79	222,613.39	8.429	626	89.31
90.01 - 95.00	120	29,292,754.96	9.01	244,106.29	8.307	639	92.48
95.01 - 100.00	491	84,682,108.93	26.05	172,468.65	8.151	656	84.59
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

As of the cutoff date, the weighted average fully combined original LTV of the Mortgage Loans is 84.36%.

Distribution by Occupancy Type

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Owner Occupied	1,582	312,005,582.27	95.99	197,222.24	8.251	616	80.12
Investor Property	51	9,620,737.04	2.96	188,641.90	8.827	636	80.78
Second Home	18	3,429,029.21	1.05	190,501.62	8.189	648	80.46
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Property Type

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Two to Four Family	26	7,420,644.27	2.28	285,409.40	8.533	650	85.45
Condominium	57	13,681,094.76	4.21	240,019.21	7.772	655	85.63
PUD	118	31,382,742.55	9.65	265,955.45	8.043	633	83.28
Single Family	1,436	271,036,218.74	83.38	188,743.88	8.310	612	79.40
Single Family Attached	14	1,534,648.20	0.47	109,617.73	8.481	591	74.42
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Loan Purpose

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Cash-Out Refinance	1,064	220,367,679.15	67.79	207,112.48	8.293	603	78.05
Purchase	541	97,262,412.48	29.92	179,782.65	8.186	650	84.53
Rate/Term Refinance	46	7,425,256.89	2.28	161,418.63	8.564	607	85.06
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Documentation Type

Documentation Type (Income-Assets-Employment Verification)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Full-Full-Verified	769	132,232,240.36	40.68	171,953.50	8.329	604	78.00
Full-Limited-Verified	90	15,933,777.45	4.90	177,041.97	7.482	629	86.35
Limited-Full-Verified	36	8,608,816.57	2.65	239,133.79	8.413	630	84.16
Limited-Limited-Verified	11	2,185,307.89	0.67	198,664.35	7.699	645	84.42
Limited-None-Verified (Bank Statements)	173	30,433,553.45	9.36	175,916.49	8.855	589	77.07
None-Full-Verified	1	43,448.03	0.01	43,448.03	9.250	698	100.00
None-None-None	1	80,312.35	0.02	80,312.35	7.300	633	35.00
Reduced-Full-Verified	151	36,292,858.98	11.17	240,350.06	7.959	609	83.21
Stated-Full-Verified	168	34,157,910.36	10.51	203,320.90	8.282	659	81.95
Stated-Limited-None	103	22,914,315.04	7.05	222,469.08	8.090	655	84.43
Stated-None-Verified	137	39,411,232.81	12.12	287,673.23	8.282	620	79.30
Stated-Stated-Verified	11	2,761,575.23	0.85	251,052.29	8.562	647	80.25
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Lien Position

Lien Positon	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
First Lien	1,424	308,873,768.57	95.02	216,905.74	8.135	615	79.14
Second Lien	227	16,181,579.95	4.98	71,284.49	10.794	657	99.31
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Index

Index	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Six-Month LIBOR	1,235	276,401,854.86	85.03	223,807.17	8.188	611	79.52
Fixed	416	48,653,493.66	14.97	116,955.51	8.722	653	83.71
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Geographic Distribution

Geographic Distribution	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
California	426	120,596,634.24	37.10	283,090.69	7.805	634	80.57
Florida	154	24,172,728.43	7.44	156,965.77	8.347	598	76.92
New York	67	18,450,466.07	5.68	275,380.09	8.576	612	79.85
Maryland	74	16,646,761.00	5.12	224,956.23	8.300	613	79.94
New Jersey	69	16,568,487.12	5.10	240,123.00	8.590	616	76.24
Nevada	65	13,246,125.51	4.08	203,786.55	8.264	616	82.51
Arizona	59	10,755,765.53	3.31	182,301.11	8.287	596	78.41
Washington	46	9,958,215.71	3.06	216,482.95	7.699	639	83.21
Pennsylvania	74	9,813,502.18	3.02	132,614.89	8.348	588	77.11
Illinois	53	8,591,548.27	2.64	162,104.68	9.111	606	84.92
Michigan	59	6,684,841.97	2.06	113,302.41	8.774	604	81.76
Georgia	40	5,194,976.10	1.60	129,874.40	9.193	602	80.35
Texas	50	4,938,428.78	1.52	98,768.58	9.279	590	81.90
Massachusetts	19	4,135,138.94	1.27	217,638.89	9.127	596	74.56
Ohio	39	4,103,809.92	1.26	105,225.90	8.342	616	84.01
North Carolina	32	4,025,608.64	1.24	125,800.27	9.469	601	84.63
Oregon	20	3,403,690.18	1.05	170,184.51	8.335	604	82.40
Minnesota	20	3,295,351.86	1.01	164,767.59	8.792	624	79.05
Others	285	40,473,268.07	12.45	142,011.47	8.662	603	80.42
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Prepayment Penalty Status

Prepayment Penalty Status	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Has a Prepayment Penalty	1,038	212,445,631.15	65.36	204,668.24	7.998	618	80.19
Has No Prepayment Penalty	613	112,609,717.37	34.64	183,702.64	8.777	615	80.06
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
No Prepayment Penalty	613	112,609,717.37	34.64	183,702.64	8.777	615	80.06
12	39	11,441,907.66	3.52	293,382.25	7.890	633	82.11
18	1	1,495,027.06	0.46	1,495,027.06	8.125	643	75.00
24	428	103,065,802.82	31.71	240,807.95	8.002	625	82.89
30	7	1,221,235.52	0.38	174,462.22	8.736	632	89.47
36	563	95,221,658.09	29.29	169,132.61	7.994	608	77.00
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Credit Score

Credit Score	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
500 - 524	148	23,968,448.21	7.37	161,948.97	9.228	513	74.86
525 - 549	148	28,134,642.70	8.66	190,098.94	9.088	537	76.05
550 - 574	200	39,395,941.64	12.12	196,979.71	8.670	561	77.34
575 - 599	167	30,317,337.90	9.33	181,540.95	8.398	589	79.39
600 - 624	265	54,310,821.46	16.71	204,946.50	8.291	613	80.31
625 - 649	262	52,603,366.64	16.18	200,776.21	8.087	638	81.87
650 - 674	217	41,646,151.45	12.81	191,917.75	7.979	661	82.54
675 - 699	105	22,839,117.82	7.03	217,515.41	7.772	685	83.39
700 - 724	80	18,036,568.53	5.55	225,457.11	7.273	713	84.48
725 - 749	42	10,072,169.91	3.10	239,813.57	7.159	737	83.90
750 - 774	11	2,833,752.35	0.87	257,613.85	6.866	763	75.24
775 - 799	5	829,183.19	0.26	165,836.64	6.609	787	79.08
800 - 804	1	67,846.72	0.02	67,846.72	9.990	804	100.00
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

As of the cutoff date, the weighted average credit score of the Mortgage Loans is 617.

Distribution by Debt-To-Income Ratio

Debt-To-Income Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
N/A	1	80,312.35	0.02	80,312.35	7.300	633	35.00
0.01 - 10.00	5	718,699.64	0.22	143,739.93	8.560	581	81.70
10.01 - 20.00	45	7,057,376.87	2.17	156,830.60	8.396	599	78.21
20.01 - 30.00	179	26,451,133.87	8.14	147,771.70	8.333	605	76.83
30.01 - 40.00	395	71,060,639.86	21.86	179,900.35	8.320	614	77.40
40.01 - 50.00	882	189,691,744.08	58.36	215,070.00	8.224	624	81.87
50.01 - 59.92	144	29,995,441.85	9.23	208,301.68	8.326	595	79.21
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Distribution by Margin*

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.750 - 3.000	23	6,756,616.08	2.44	293,765.92	6.881	715	88.44
3.501 - 4.000	5	834,723.49	0.30	166,944.70	6.721	713	76.16
4.001 - 4.500	98	19,149,677.56	6.93	195,404.87	7.958	640	81.27
4.501 - 5.000	58	17,497,054.29	6.33	301,673.35	7.525	666	82.44
5.001 - 5.500	108	28,207,179.86	10.21	261,177.59	7.416	652	80.38
5.501 - 6.000	237	50,791,346.44	18.38	214,309.48	7.905	624	78.81
6.001 - 6.500	336	68,967,259.43	24.95	205,259.70	8.491	579	77.02
6.501 - 6.990	370	84,197,997.71	30.46	227,562.16	8.678	586	80.02
Total	1,235	276,401,854.86	100.00	223,807.17	8.188	611	79.52

As of the cutoff date, the weighted average margin of the Adjustable Rate Mortgage Loans is 5.982%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Next Rate Change Date*

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2007-01 to 2007-06	1	194,457.39	0.07	194,457.39	9.875	707	100.00
2007-07 to 2007-12	141	40,431,839.48	14.63	286,750.63	7.529	632	83.36
2008-01 to 2008-06	734	169,926,459.23	61.48	231,507.44	8.424	606	79.03
2008-07 to 2008-12	32	8,401,599.52	3.04	262,549.99	7.506	616	81.86
2009-01 to 2009-06	318	54,544,553.88	19.73	171,523.75	8.112	604	77.37
2011-01 to 2011-06	9	2,902,945.36	1.05	322,549.48	6.765	704	87.21
Total	1,235	276,401,854.86	100.00	223,807.17	8.188	611	79.52

As of the cutoff date, the weighted average next rate change date of the Adjustable Rate Mortgage Loans is June10, 2008.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Maximum Mortgage Rates*

Maximum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
11.850 - 12.000	2	1,234,670.00	0.45	617,335.00	5.877	714	84.04
12.001 - 12.500	28	9,304,668.89	3.37	332,309.60	6.365	674	83.09
12.501 - 13.000	124	36,341,548.42	13.15	293,077.00	6.848	659	80.87
13.001 - 13.500	161	43,470,697.98	15.73	270,004.34	7.333	634	80.32
13.501 - 14.000	214	53,660,692.44	19.41	250,750.90	7.818	618	76.93
14.001 - 14.500	160	37,530,838.14	13.58	234,567.74	8.316	600	78.38
14.501 - 15.000	191	39,188,432.56	14.18	205,175.04	8.796	585	79.95
15.001 - 15.500	113	21,007,891.17	7.60	185,910.54	9.293	563	78.60
15.501 - 16.000	119	18,538,915.40	6.71	155,789.21	9.812	576	82.65
16.001 - 16.500	48	6,543,677.37	2.37	136,326.61	10.326	561	78.75
16.501 - 17.000	38	4,704,587.78	1.70	123,804.94	10.780	553	79.62
17.001 - 17.500	15	1,848,520.38	0.67	123,234.69	11.122	565	78.37
17.501 - 18.000	14	1,734,116.87	0.63	123,865.49	11.813	569	82.19
18.001 - 18.500	7	1,183,874.50	0.43	169,124.93	12.344	545	84.14
20.001 - 20.200	1	108,722.96	0.04	108,722.96	14.200	525	80.00
Total	1,235	276,401,854.86	100.00	223,807.17	8.188	611	79.52

As of the cutoff date, the weighted average maximum mortgage rate of the Adjustable Rate Mortgage Loans is 14.188%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Minimum Mortgage Rates*

Minimum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
3.875 - 4.000	4	702,723.49	0.25	175,680.87	6.715	708	75.44
4.001 - 4.500	58	12,424,932.74	4.50	214,222.98	7.226	669	79.74
4.501 - 5.000	45	12,527,353.64	4.53	278,385.64	7.820	645	80.11
5.001 - 5.500	13	2,489,529.14	0.90	191,502.24	8.102	620	82.53
5.501 - 6.000	9	3,176,200.79	1.15	352,911.20	7.464	654	85.36
6.001 - 6.500	29	9,421,868.12	3.41	324,892.00	6.804	667	85.12
6.501 - 7.000	103	30,524,746.84	11.04	296,356.77	6.954	652	81.44
7.001 - 7.500	130	36,951,666.57	13.37	284,243.59	7.329	630	80.66
7.501 - 8.000	179	45,524,389.73	16.47	254,326.20	7.816	613	76.44
8.001 - 8.500	142	33,529,719.21	12.13	236,124.78	8.312	596	78.07
8.501 - 9.000	181	35,971,166.83	13.01	198,735.73	8.800	582	79.32
9.001 - 9.500	107	19,772,042.80	7.15	184,785.45	9.289	561	77.75
9.501 - 10.000	114	17,469,611.83	6.32	153,242.21	9.813	573	81.79
10.001 - 10.500	46	6,336,080.64	2.29	137,740.88	10.334	561	78.93
10.501 - 11.000	38	4,704,587.78	1.70	123,804.94	10.780	553	79.62
11.001 - 11.500	15	1,848,520.38	0.67	123,234.69	11.122	565	78.37
11.501 - 12.000	14	1,734,116.87	0.63	123,865.49	11.813	569	82.19
12.001 - 12.500	7	1,183,874.50	0.43	169,124.93	12.344	545	84.14
14.001 - 14.200	1	108,722.96	0.04	108,722.96	14.200	525	80.00
Total	1,235	276,401,854.86	100.00	223,807.17	8.188	611	79.52

As of the cutoff date, the weighted average minimum mortgage rate of the Adjustable Rate Mortgage Loans is 7.845%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Initial Periodic Rate Cap*

Initial Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.000	758	139,338,102.73	50.41	183,823.35	8.575	593	77.05
3.000	469	134,745,806.77	48.75	287,304.49	7.810	627	81.95
5.000	1	360,000.00	0.13	360,000.00	7.800	629	80.00
6.000	7	1,957,945.36	0.71	279,706.48	6.653	724	87.70
Total	1,235	276,401,854.86	100.00	223,807.17	8.188	611	79.52

As of the cutoff date, the weighted average initial periodic rate cap of the Adjustable Rate Mortgage Loans is 2.520%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Subsequent Periodic Rate Cap*

Subsequent Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1.000	1,235	276,401,854.86	100.00	223,807.17	8.188	611	79.52
Total	1,235	276,401,854.86	100.00	223,807.17	8.188	611	79.52

As of the cutoff date, the weighted average subsequent periodic rate cap of the Adjustable Rate Mortgage Loans is 1.000%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Interest Only Term

Interest Only Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
24	1	224,826.22	0.07	224,826.22	7.800	618	95.00
60	267	84,255,612.10	25.92	315,564.09	7.495	658	81.52
None	1,383	240,574,910.20	74.01	173,951.49	8.538	602	79.65
Total	1,651	325,055,348.52	100.00	196,883.92	8.268	617	80.15

Rating Agency Contacts

Standard & Poor’s
Daniel Hall	(212) 438-1576

Moody’s
Greg Gemson	(212) 553-2974

DBRS
Sagar Kongettira	(212) 806-3266